EXHIBIT 10.8

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of the 12th day of August, 2004 (the “Date of Issuance”), by and between MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Thomas A. Armer, an individual resident in the State of California (“Employee”). Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the MAP Pharmaceuticals, Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”).

1. Issuance of Shares. The Company hereby awards to Employee 40,960 shares of Common Stock of the Company, which shall be Restricted Stock (the “Shares”), subject to the terms and conditions of this Agreement and the Plan, in consideration for past services rendered to the Company equal in value to the Fair Market Value (as defined below) of the Shares.

2. Fair Market Value of the Shares. The Company and Employee agree that the fair market value per share of the Shares as of the Date of Issuance is $1.25 per share (the “Fair Market Value”); provided, however, that Employee acknowledges that such determination of the Fair Market Value of the Shares is not binding upon the Internal Revenue Service or any other governmental authority (a “Governmental Authority”), and that a Government Authority may take the position that the fair market value of the Shares for federal income tax purposes is different from the Fair Market Value provided in this Section 2.

3. Restrictions on Transferability of Shares; Vesting.

(a) Restricted Period. For purposes of this Agreement, the term “Restricted Period” shall mean the period commencing on the Date of Issuance and ending on August 12, 2008.

(b) Restrictions. During the Restricted Period, Employee shall not sell, assign, transfer, exchange, pledge, hypothecate, or otherwise encumber (each a “Transfer”) (i) the Shares with respect to which the restrictions set forth in this Section 3(b) have not lapsed in accordance with Section 3(d) of this Agreement (the “Restricted Shares”), (ii) the right to vote the Restricted Shares, or (iii) the right to receive dividends on the Restricted Shares (collectively, the “Restrictions”); provided, however, that Employee shall have all other rights of a stockholder of the Company, including, without limitation, the right to receive dividends on and the right to vote the Shares. Any attempted Transfer of the Restricted Shares shall be void and without effect.

(c) Forfeiture in the Event of Termination. Subject to Section 7 of this Agreement, in the event of the termination of Employee’s employment with the Company prior to the end of the Restricted Period, all rights to the Restricted Shares which have not vested in accordance with Section 3(d) of this Agreement at that time shall be forfeited to the Company without consideration.

(d) Vesting. The Shares shall vest in forty-eight (48) equal, monthly installments, with the first installment vesting on September 12, 2004, and each additional installment on the twelfth (12th) day of each consecutive calendar month thereafter (each, a “Vesting Date”) until and ending on August 12, 2008.

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(e) Termination (Lapse) of the Restrictions. On each Vesting Date, the Restrictions shall lapse with respect to the number of Shares vesting on that date. Those Shares with respect to which the Restrictions have lapsed are sometimes referred to herein as “Vested Shares.” Vested Shares shall not be subject to forfeiture under Section 3(c) above.

4. Employee’s Representations. By receipt of the Shares and by execution of this Agreement, Employee represents to the Company that:

(a) Employee understands that the Shares are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

(b) Employee understands that the Shares are being issued to Employee only on the condition that Employee makes the representations contained in this Section 4 to the Company;

(c) Employee has made a reasonable investigation of the business and affairs of the Company sufficient to be well informed as to the rights and the value of the Shares;

(d) Employee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon one or more specific exemptions contained in the Act, which may include reliance on Rule 701 promulgated under the Act, if available, or which may depend upon (a) Employee’s bona fide investment intention in acquiring the Shares, (b) Employee’s intention to hold the Shares in compliance with federal and state securities laws, (c) Employee having no present intention of selling or transferring any part thereof in violation of applicable federal and state securities laws, and (d) there being certain restrictions on transfer of the Shares; and

(e) Employee understands that (a) the Shares, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available, (b) Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public Market for the Shares, (c) there is no certainty that a public market for the Shares will exist, and (d) it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy.

5. Certain Tax Matters; Withholding Obligations.

(a) Withholding. No later than the earlier of: (i) the date on which the Restrictions lapse with respect to any of the Restricted Shares, or (ii) the date on which Employee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with Section 5(b) of this Agreement, Employee hereby agrees to pay to the Company, or to make arrangements satisfactory to the Company regarding, any federal, state or local taxes of any kind which may be required to be withheld with respect to the issuance and vesting of the Shares; and the Company shall, to the extent permitted by law, have the right to deduct and withhold from any payments of any kind otherwise due to Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance and vesting of the Shares.

(b) Section 83(b) Election. Employee may elect, within thirty (30) days of the Date of Issuance, and upon written notice delivered to the Internal Revenue Service with a copy delivered to the Committee, to recognize income for federal income tax purposes equal to the Fair Market Value of the Shares as of the date the Shares are transferred to him, regardless of the Restrictions and the vesting schedule in Section 3(d) of this Agreement. In the event Employee makes such an election, he or she shall make arrangements satisfactory to the Company to pay in the current year any federal, state or local taxes required to be withheld with respect to the issuance and vesting of the Shares. If Employee fails to make such payments to the Company, the Company shall, to the extent permitted by law, have the right to deduct and withhold in the year of this grant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance and vesting of the Shares.

6. Subject to Agreements. Employee acknowledges and agrees that the Shares shall be subject to the terms and conditions of (a) the Stockholders Agreement among the Company, Employee and the other stockholders of the Company dated as of March 3, 2004 (as it may be amended or restated from time to time, the “Stockholders Agreement”) and (b) the Registration Rights Agreement among the Company, Employee and the other stockholders of the Company dated as of March 3, 2004 (as it may be amended or restated from time to time).

7. Adjustments; Change of Control.

(a) In the event of any change in the outstanding shares of Common Stock that occurs after the Date of Issuance by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, conversion, consolidation, liquidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, the number of Shares shall be appropriately adjusted by the Committee, whose determination shall be conclusive and binding.

(b) If (i) a Change in Control (as defined in Annex A) occurs and (ii) either (A) the Company terminates Employee’s employment for any reason other than for Cause (as defined in Annex A hereto) within 90 days thereafter or (B) Employee terminates his own employment for Good Reason (as defined in Annex A) within ninety (90) days thereafter, then any remaining Restrictions shall lapse automatically, without any action on the part of the Company or Employee, and any Restricted Shares shall therefore automatically become Vested Shares.

8. Stock Certificates. Each stock certificate for the Shares issued to Employee shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, of the following legend:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING THE RISKS OF FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE MAP PHARMACEUTICALS, INC. 2004 LONG TERM

INCENTIVE PLAN, AND AGREEMENTS ENTERED INTO BETWEEN THE REGISTERED OWNER AND MAP PHARMACEUTICALS, INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND AGREEMENTS, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF MAP PHARMACEUTICALS, INC.

Employee agrees to deposit any and all stock certificates representing the Restricted Shares to the Company or its designee until such time as the Restrictions shall have lapsed.

9. Severability; Construction. In the event that any provision in this Agreement shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement. This Agreement shall be construed as to its fair meaning and not for or against either party.

10. Damages. The parties agree that any violation of this Agreement (other than a default in the payment of money) cannot be compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Agreement in any court of competent jurisdiction in the event of any breach hereunder.

11. Governing Law. This Agreement shall be deemed to be made under and governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

12. Delay. No delay or failure on the part of the Company or Employee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

13. Market Standoff. Without limiting the generality of the acknowledgement set forth in Section 6 above, the Employee acknowledges that the shares are subject to the Section 5.1 of the Stockholders Agreement (and any successor provision thereto).

14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Secretary of the Company at its principal offices. Any notice required to be given or delivered to Employee shall be in writing and addressed to Employee at the address indicated above or to such other address as such party may designate in writing from time to tome to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile or telecopier.

15. Arbitration. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Francisco County, California through Judicial

Arbitration & Mediation Services/Endispute (“JAMS”) under the then existing JAMS arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party in any such arbitration shall be responsible for its own attorneys’ fees, costs and necessary disbursement; provided, however, that if one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys’ fees, costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein. If either party hereto brings any action to enforce rights hereunder, each party in any such action shall be responsible for its own attorneys’ fees and costs incurred in connection with such action.

16. Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral or written; provided, however, that in the event of any conflict between this Agreement and the Plan, the Plan shall govern. This Agreement may only be amended in a writing signed by the Company and the Employee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first set forth above.

MAP PHARMACEUTICALS, INC.

By:	/s/ Thomas K. Garver
Name:	Thomas K. Garver
Its:	Vice President

EMPLOYEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE VESTING SCHEDULE SET FORTH IN THIS AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH EMPLOYEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EMPLOYEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Employee acknowledges receipt of a copy of the Plan, represents that Employee is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Employee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

/s/ Thomas A. Armer
Employee
Dated:	8/12/04

Annex A

“Change in Control” shall mean the occurrence of any one of the following events:

(a) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “Person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than any of the Company’s current stockholders or any purchaser of Voting Securities in connection with an equity financing in which the Company raises in excess of $15,000,000 that closes within 90 days after the Date of Issuance (a “Near-Term Investor”), or any entity under common control therewith, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean any acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) Approval by the stockholders of the Company of:

(1) a merger, consolidation or reorganization involving the Company, unless (x) the stockholders of the Company, immediately prior to such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger consolidation or reorganization, at least one-half of the combined voting power of the outstanding Voting Securities of the corporation or entity resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and (y) the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least one-half of the members of the board of directors of the Surviving Corporation (any transaction described in (x) and (y) being defined as a “Non-Control Transaction”);

(2) a complete liquidation or dissolution of the Company; or

(3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to a Subsidiary).

Anything herein to the contrary notwithstanding, the consummation of a sale of Voting Securities to Near-Term Investors and any reconstitution of the Company’s board of directors in connection therewith shall not constitute a Change in Control.

“Good Reason” shall mean the Employee’s voluntary termination, following (A) a reduction by the Company of Employee’s annual base salary as in effect on the effective date of the Change in

Control, except to the extent the annual base salary of all other executives of the Company are similarly reduced; (b) the taking of any action by the Company that would adversely affect Employee’s participation in, or reduce Employee’s benefits under, the Company’s benefit plans (including the Plan) as of the effective date of the Change in Control, except to the extent the benefits of all other executives of the Company are similarly reduced; (c) the assignment to Employee of any duties or responsibilities that results in any diminution or adverse change of Employee’s position, status, circumstances of employment or scope of responsibilities; provided, however, that if (i) prior to a Change in Control, the Company hires a new Chief Executive Officer (“CEO”) and Employee is asked to resign as President and acting CEO, but Employee remains the Executive Vice President and Chief Scientific Officer of the Company or (ii) following a Change in Control, the Company becomes a division of, or, a business unit of another corporation or other business entity and the Employee remains the Chief Scientific Officer of the division or business unit comprised of the Company, such a change of the Employee’s responsibilities of employment which would reflect these circumstances shall not be deemed to be a material diminution which would give rise, in and of itself, to Good Reason; or (D) Employee’s refusal to relocate to a location more than twenty-five (25) miles from the Company’s location immediately prior to the Change in Control.

“Cause” shall mean any one of the following events: (i) the Employee’s continuing failure (after reasonable notice) to follow the reasonable instructions of the MAP board of directors or executive committee in connection with his employment; (ii) any intentional or grossly negligent act or omission by the Employee that is reasonably likely to lead to the material injury of MAP or its business, employees, customers or vendors; (iii) the Employee’s material violation of any federal, state or local law applicable to MAP or its business; (iv) the Employee’s plea of guilty or nolo contendere to, or conviction of, a felony or of a misdemeanor involving moral turpitude; or (v) the Employee’s failure to comply in any material respect with, after the Employee has received written notice from MAP and been given thirty (30) days in which to cure such failure (if curable), the written employee policies and procedures of MAP.